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                                                                   Exhibit 10.19

NEW JERSEY
NMLIC LOAN NO. C 331903 / C 332558
PLIC LOAN NO. D 750948 / D 752837
RECORDING REQUESTED BY


WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Avenue - Rm N16WC
Milwaukee, WI 53202
Attn:  Janet M. Szukalski
                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE
--------------------------------------------------------------------------------

This instrument was prepared by Carol C. Stern, Esq., McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102-4096, Attorneys for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202 and Principal Life Insurance Company, 711 High Street, Des Moines, Iowa 50392-0301.

                              AMENDED AND RESTATED
                         MORTGAGE AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED MORTGAGE and SECURITY AGREEMENT (the "Mortgage"), made as of the 18th day of May, 2001 between CALI HARBORSIDE (FEE) ASSOCIATES L.P., a New Jersey limited partnership, CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership, CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership and CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership, whose mailing address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 (each, a "Mortgagor," and, collectively, "Mortgagors"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202 and PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation, formerly known as Principal Mutual Life Insurance Company, 711 High Street, Des Moines, Iowa 50392-0301(together, "Mortgagee"):

                                    RECITALS

         A. Mortgagee made a loan (the "1995 Loan") as evidenced by two Promissory Notes dated as of December 5, 1995 executed by Plaza One Exchange Place Limited Partnership, a New Jersey limited partnership, Harborside Exchange Place Limited


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Partnership, a New Jersey limited partnership, Harborside Urban Renewal
Associates L.P., a New Jersey limited partnership, Plaza II and III Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza IV Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza V Urban Renewal Associates L.P., a New Jersey limited partnership and Plaza VI Urban Renewal Associates L.P., a New Jersey limited partnership (herein collectively called, "Original Mortgagors") in the aggregate sum of One Hundred Ten Million Dollars ($110,000,000.00) (together, the "Plaza II/III Notes").

         B. In connection with the execution of the Plaza II/III Notes, and as security therefor, Original Mortgagors executed and delivered a Mortgage and Security Agreement in favor of Mortgagee dated as of December 5, 1995 (the "Original Mortgage Date"), securing an indebtedness in the original amount of $110,000,000.00 which was recorded on December 7, 1995 in Mortgage Book 5805, Page 240 ET SEQ. in the records of Hudson County, New Jersey (the "Original Mortgage"), which Original Mortgage encumbers the property described therein (the "Property").

         C. On or about October 29, 1996, Mortgagors acquired the Property from Original Mortgagors and assumed all of Original Mortgagors' covenants, conditions and obligations under the Loan Documents (as defined in the Original Mortgage), pursuant to that certain Assignment and Assumption Agreement dated as of November 1, 1996 and recorded November 6, 1996 in Deed Book 5063, Page 116 ET SEQ. in the records of Hudson County, New Jersey (the "Assignment").

         D. On or about May 26, 1999, the Original Mortgage Date was amended pursuant to that certain Amendment of Terms of Lien Instrument by and between Mortgagors and Lenders dated as of May 26, 1999 and recorded July 6, 2000 in Mortgage Book 0473, Page 142 ET SEQ. in the records of Hudson County, New Jersey.

         E. Since the Original Mortgage and, as of the date hereof, with respect to the Plaza V Land (defined as both that certain fee and leasehold interest in a 2.21-acre (96,422 square feet) parcel of land located in Jersey City, Hudson County, New Jersey owned by Cali Harborside and leased to Cal-Harbor V Urban Renewal Associates L.P., a New Jersey limited partnership, being known as Lot 2 in Block 10 on the City of Jersey City Tax Assessment Map), Mortgagee has released various parcels from the lien of the Original Mortgage, so that, as of the date hereof, the property described on the attached Schedule "A" remains as security for the 1995 Loan.

         F. Contemporaneously herewith, Mortgagors are executing in favor of Mortgagee two Promissory Notes in the aggregate sum of Seventy Million Dollars ($70,000,000.00) (together, the "2001 Notes"), which 2001 Notes are to be secured by the Original Mortgage, as amended and restated herein.

         G. Mortgagors and Mortgagee desire to amend, and restate the Original


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Mortgage in accordance with the terms and provisions that are hereafter set forth.

         NOW THEREFORE in consideration of the foregoing facts and covenants contained herein and other valuable consideration, receipt of which is hereby acknowledged, Mortgagors and Mortgagee hereby agree as follows:

         1. The foregoing recitals are true and correct and constitute a material part of the Mortgage.

         2. Mortgagors hereby ratify, acknowledge and confirm the mortgaging and conveyancing of the Property to Mortgagee. Nothing herein contained shall affect the priority of the Original Mortgage, as amended and restated herein, over other liens, charges, encumbrances or conveyances nor shall it release or change the liability of any party who may now or hereafter be liable, primarily or secondarily, under or on account of the Plaza II/III Notes.

         3. The Original Mortgage is hereby amended, restated and modified to read, in its entirety, as follows:

         WITNESSETH, that Mortgagors, in consideration of the indebtedness herein mentioned, do hereby grant, convey, mortgage and warrant unto Mortgagee forever, subject to the provision hereof entitled "PARTIAL RELEASES", with power of sale and right of entry and possession, the following property (herein referred to as the "Mortgaged Property"):

         A. The land in the City of Jersey City, County of Hudson, State of New Jersey, described in Schedule "A-1" through "A-4" attached hereto and incorporated herein (the "Land") and all appurtenances thereto; and

         B. All buildings and improvements now existing or hereafter erected thereon, all waters and water rights, all engines, boilers, elevators and machinery, all heating apparatus, electrical equipment, air-conditioning equipment, water and gas fixtures, and all other fixtures of every description belonging to Mortgagors which are or may be placed or used upon the Land or attached to the buildings or improvements, all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto.

Except as otherwise set forth in this Mortgage, Mortgagors agree not to sell, transfer, assign or remove anything described in paragraph B above now or hereafter located on the Land without prior written consent from Mortgagee unless (i) such action does not constitute a sale or removal of any buildings or improvements or the sale or transfer of waters or water rights, and (ii) such action results in the substitution or replacement with


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similar items of equal or greater value.

Without limiting the foregoing grants, Mortgagors hereby pledge to Mortgagee, and grant to Mortgagee a security interest in, all of Mortgagors' present and hereafter acquired right, title and interest in and to any and all

         C. Cash and other funds now or at any time hereafter deposited by or for Mortgagors on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Mortgagee or a third party, or otherwise deposited with, or in the possession of, Mortgagee pursuant to the Loan Documents; and

         D. All surveys, soils reports, environmental reports, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Mortgaged Property; and

         E. Except as otherwise set forth in this Mortgage, all present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Mortgagors on account of the Mortgaged Property or any of the foregoing personal property; and

         F. All of Mortgagors' right, title and interest in and to that certain Reciprocal Operation and Easement Agreement dated as of December 4, 1995 and recorded December 7, 1995 in Deed Book 4936, Page 001 ET SEQ. in the Office of the Hudson County Register, as amended by that certain First Amendment to Reciprocal Operation and Easement Agreement dated as of October 7, 1996 and recorded October 18, 1996 in Deed Book 5055, Page 164 ET SEQ. in the Office of the Hudson County Register, as further amended by that certain Second Amendment to the Reciprocal Operation and Easement Agreement for The Harborside Financial Center dated as of July 18, 2000 and recorded January 10, 2001 in Deed Book 5739, Page 284 ET SEQ. in the Office of the Hudson County Register (collectively, the "ROEA"); and

         G. All of Mortgagors' right, title and interest in and to that certain Declaration of Parking Easement dated as of December 20, 1999 and recorded January 28, 2000 in Deed Book 5562, Page 142 ET SEQ. in the Office of the Hudson County Register, as amended concurrently herewith (together, the "Parking Easement"); and

         H. All of Mortgagors' right, title and interest as lessor in and to all leases of the Mortgaged Property, or any part thereof, heretofore or hereafter made and entered into by Mortgagors during the life of this Mortgage or any


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                  extension or renewal thereof and all rents, issues, proceeds and profits accruing and to accrue from the Mortgaged Property (which are pledged primarily and on a parity with the real estate and not secondarily); and

         I. The right, in case of foreclosure hereunder of the Mortgaged Property, for Mortgagee to take and use the name by which the buildings and all other improvements situated on the Mortgaged Property are commonly known and the right to manage and operate the said buildings under any such name and variants thereof.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

         If any of the Mortgaged Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Mortgagors agree to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

TO HAVE AND TO HOLD the same unto Mortgagee for the purpose of securing:

         (a) Payment to the order of Mortgagee of the indebtedness evidenced by two (2) promissory notes dated as of December 4, 1995 (and any restatements, extensions or renewals thereof and any amendments thereto) executed by Plaza One Exchange Place Limited Partnership, a New Jersey limited partnership, Harborside Exchange Place Limited Partnership, a New Jersey limited partnership, Harborside Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza II and III Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza IV Urban Renewal Associates L.P., a New Jersey limited partnership, Plaza V Urban Renewal Associates L.P., a New Jersey limited partnership and Plaza VI Urban Renewal Associates L.P., a New Jersey limited partnership for the aggregate principal sum of ONE HUNDRED TEN MILLION DOLLARS ($110,000,000.00), with final maturity no later than January 1, 2006 (the "Maturity Date") and with interest as therein expressed (such promissory notes, as such instruments may be amended, restated, renewed and extended, and the indebtedness evidenced thereby, are hereinafter referred to respectively as the "1995 Notes"), which 1995 Notes were assumed by Mortgagors pursuant to the Assignment; and

         (b) Payment to the order of Mortgagee of the indebtedness evidenced by two (2) promissory notes of even date herewith (and any restatements, extensions or renewals thereof and any amendments thereto) executed by Mortgagors for the aggregate principal sum of SEVENTY MILLION DOLLARS ($70,000,000.00), with final maturity no later than the Maturity Date and with interest as therein expressed (such promissory notes, as such instruments may be amended, restated, renewed and extended, and the indebtedness evidenced thereby, are hereinafter referred to respectively as the "2001 Notes"); and


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         (c) Payment of all sums that may become due Mortgagee under the provisions of, and the performance of each agreement of Mortgagors contained in, the Loan Documents.

         The 1995 Notes and the 2001 Notes are sometimes hereinafter referred to as the "Notes". As used herein, "Loan Documents" means this instrument, the Notes, that certain Amended and Restated Absolute Assignment of Leases and Rents of even date herewith between Mortgagors and Mortgagee (the "Absolute Assignment"), that certain Certification of Borrower of even date herewith and any other agreement specifically entered into by and between Mortgagors and Mortgagee in connection with the indebtedness evidenced by the Notes, except for any separate certain environmental indemnity agreement, as any of the foregoing may be amended from time to time.

         As used in this Mortgage, the following capitalized terms shall have the respective meanings:

         "Affiliate" shall mean, with respect to any individual, group of individuals, corporation, partnership, trust, limited liability company or other entity (each, a "Person"), any corporation, partnership, trust, limited liability company or other entity in which such Person owns, directly or indirectly, more than thirty-three percent (33%) of the partnership interests, stock or other ownership or beneficial interests, and any individual, group of individuals, corporation, partnership, trust, limited liability company or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" or "under common control with") means the possession by any individual or entity, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person or entity, whether through the ownership of voting securities, by contract or otherwise;

         "AICPA Lease" shall mean that certain lease between Harborside Exchange Place Limited Partnership, a New Jersey limited partnership ("HEP"), as original lessor, and American Institute of Certified Public Accountants, a District of Columbia corporation, as lessee, dated May 15, 1991, as amended by First Amendment of Lease dated February 2, 1994, and pursuant to that certain Assignment and Assumption of Leases and Security Deposits dated as of November 4, 1996 (the "Lease Assignment") HEP assigned all of its right, title and interest in and to the AICPA Lease to Cal-Harbor II & III Urban Renewal Associates L.P. ("Cal-Harbor II & III");

         "Annual Rent" for each tenant lease shall mean, for the applicable period, the greater of (i) the annual base rent payable by the tenant under its lease at the time of the applicable calculation, or (ii) the "Deemed Effective Rent"; PROVIDED, HOWEVER, that for the purposes of satisfying the requirements set forth in the provision hereof entitled "INSURANCE", the Annual Rent for leases which are executed after the occurrence of the applicable Triggering Event shall be the lower of (y) the initial annual base rent payable


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under the lease after the expiration of any free rent period, or (z) the Deemed
Effective Rent (as hereinafter defined), as adjusted pursuant hereto. For purposes of this definition, the term "Deemed Effective Rent" shall mean an amount equal to the quotient obtained by dividing (a) the sum of the total base rent payable by the tenant over the primary term of its lease, by (b) the number of years in the primary term of the lease, inclusive of any free rent period. In calculating the Deemed Effective Rent, there shall be deducted the following with respect to the applicable lease: the annual amortized cost(s) (amortized over the primary term of the lease at an imputed interest rate of ten percent [10%] per annum) of any tenant finish expenditure payable (or reimbursable) by the Mortgagors in excess of Market Rate T.I. (as hereinafter defined), rental obligations assumed by the Mortgagors on other leases by the tenant, and moving expenses of the tenant which are reimbursable by the Mortgagors. As used herein, the term "Market Rate T.I." shall mean the amount of tenant finish expenditures payable (or reimbursable) by landlords in fair market leases at the time of the execution of the applicable lease;

         "Applicable Leases" shall mean leases to tenants approved by Mortgagee not in default and with terms of at least three (3) years remaining after the date of a Triggering Event. Leases in existence as of the date hereof shall be deemed approved for all other provisions of this Mortgage. Leases which are on the standard form reviewed by Mortgagee and are at market rates at the time entered into shall be deemed approved for purposes of this definition;

         "Bank of Tokyo Lease" shall mean that certain lease between HEP, as original lessor, and BTM Information Services, Inc. (formerly known as BOT Information Services, Inc.), a New Jersey corporation, as lessee, dated December 30, 1988, as amended by First Amendment to Agreement of Lease dated July 21, 1995, and, pursuant to the Lease Assignment, HEP assigned all of its right, title and interest in and to the Bank of Tokyo Lease to Cal-Harbor II & III;

         "Common Area Land" shall mean both the fee and leasehold interest in a 3.38-acre (147,062 square feet) parcel of land located in Jersey City, Hudson County, New Jersey being known as Lot 4 in Block 10 as shown on the City of Jersey City Tax Assessment Map owned by Cali Harborside (Fee) Associates L.P., a New Jersey limited partnership ("Cali Harborside") and leased to Cal-Harbor II & III, and as more fully described in Schedule "A-1" attached hereto and incorporated herein;

         "Dean Witter Lease" shall mean that certain lease between HEP and Plaza II and III Urban Renewal Associates L.P., as original lessor, and Dean Witter Trust Company, a New Jersey corporation, as lessee, dated March 19, 1992, as amended by Amendment of Lease dated December 15, 1992, Second Amendment to Lease dated June 5, 1995 and Third Lease Amendment dated January 18, 2000 and, pursuant to the Lease Assignment, original lessor assigned all of its right, title and interest in and to the Dean Witter Lease to Cal-Harbor II & III;

         "DLJ Lease" shall mean that certain lease between Cal-Harbor II & III, as lessor,


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and Donaldson, Lufkin & Jenrette Securities Corporation and CSFB Direct, Inc.
(formerly known as DLJdirect Holdings Inc.), each a Delaware corporation, as lessee, dated April 12, 1999, as amended by Possession Letter dated May 20, 1999, First Amendment to Lease dated September 30, 1999, Second Lease Amendment dated September 30, 1999, Third Lease Amendment dated December 15, 1999, Fourth Lease Amendment dated March 29, 2000 and Fifth Lease Amendment dated April 24, 2001;

         "Dow Jones Lease" shall mean that certain lease between Cal Harbor II & III, as lessor, and Dow Jones & Company, Inc., a Delaware corporation, as lessee, dated December 21, 1999, as amended by Commencement Letter dated August 15, 2000;

         "Harborside Financial Center" shall mean the Mortgaged Property, the North Pier Land, the South Pier Land and the piers which are adjacent to the Mortgaged Property and which are owned by Cali Harborside;

         "Immediate Default" shall mean any of the following events shall have occurred:

         (A) any Mortgagor or any general partner of any Mortgagor shall be dissolved (except if such dissolution shall occur in connection with a sale or release of a Section of the Property pursuant to the provision hereof entitled "PARTIAL RELEASES"), or a decree or order for relief shall be entered by a court having jurisdiction in respect of any Mortgagor or any general partner of any Mortgagor in a voluntary or involuntary case under the Federal Bankruptcy Code as now or hereinafter constituted, or any Mortgagor or any general partner of any Mortgagor shall file a voluntary petition in bankruptcy or for reorganization or an arrangement or any composition, readjustment, liquidation, dissolution or similar relief pursuant to any similar present or future state or federal bankruptcy law, or shall be adjudicated a bankrupt or become insolvent, or shall commit any act of bankruptcy, as defined in such law, or shall take any action in furtherance of any of the foregoing; or

         (B) a petition or answer shall be filed proposing the adjudication of any Mortgagor or any general partner of any Mortgagor as a bankrupt or its reorganization or arrangement, or any composition, readjustment, liquidation, dissolution or similar relief pursuant to any present or future state or federal bankruptcy law or similar law, and any Mortgagor or any general partner of any Mortgagor shall consent to the filing thereof, or such petition or answer shall not be discharged within sixty (60) days after the filing thereof; or

         (C) by the order of a court of competent jurisdiction, a receiver, trustee or liquidator of any Section of the Property or of any Mortgagor or any general partner of any Mortgagor or of substantially all of its assets shall be appointed and shall not be discharged or dismissed within sixty (60) days after such appointment, or if any Mortgagor or any general partner of any Mortgagor shall consent or acquiesce in such appointment; or


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         (D) any representation or warranty made by any Mortgagor in the Loan
Documents shall prove to be willfully untrue or inaccurate in any material respect;

         "Lewco Securities Lease" shall mean that certain lease between HEP and Plaza II and III Urban Renewal Associates L.P., as original lessor, and Lewco Securities Corp., a Delaware corporation, as lessee, dated May 31, 1994, as amended by First Amendment to Lease dated December 6, 1996, Second Amendment to Lease dated January 15, 1998 and Third Amendment to Lease dated February 2, 1999 and, pursuant to that certain Lease Assignment, original lessor assigned all of its right, title and interest in and to the Lewco Securities Lease to Cal-Harbor II & III;

         "Major Leases" shall mean, collectively, the AICPA Lease, the Bank of Tokyo Lease, the Dean Witter Lease, the DLJ Lease, the Dow Jones Lease and the Lewco Securities Lease;

         "Master Plan" shall mean the development plan for Harborside Financial Center approved by resolution of the Planning Board of the City of Jersey City on December 1, 1987, as part of the total site plan of the State of New Jersey Waterfront Development Project;

         "Most Recently Auctioned United States Treasury Obligations" shall mean the U.S. Treasury bonds, notes and bills with maturities of 30 years, 10 years, 5 years, 3 years, 2 years and 1 year which, as of the date the prepayment fee is calculated, were most recently auctioned by the United States Treasury;

         "North Pier Land" shall mean both the fee and leasehold interest in an approximate 2.724-acre parcel of land located in Jersey City, Hudson County, New Jersey owned by Cali Harborside and leased to Cal-Harbor No. Pier Urban Renewal Associates L.P., a New Jersey limited partnership;

         "Operating Expenses" shall mean, for a fiscal period, all expenses paid or to be paid during such period in connection with the operation and maintenance of Plaza II/III, determined on an accrual basis, in accordance with generally accepted accounting principles including, without limitation (i) all payments required to be made pursuant to management agreements, (ii) real estate taxes, assessments and special assessments, (iii) costs and expenses related to utilities, security, administration and maintenance of Plaza II/III, and (iv) the PRO RATA share of Plaza II/III of General Common Area Costs (as defined in, and calculated pursuant to, the ROEA). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) any expenses which, in accordance with generally accepted accounting principles, should be capitalized, (3) the principal of and interest on the Notes, (4) corporate administrative expenses of any Mortgagor, which expenses do not directly involve the operation or maintenance of Plaza II/III, including, without limitation, legal and accounting expenses, and the costs of appraisals, (5) costs and expenses related to tenant improvements or leasing commissions required to be paid or reimbursed under any leases, and (6) any item


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of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any tenant (expenses paid by Mortgagors and reimbursed to Mortgagors by any tenant shall also be excluded from Operating Expenses);

         "Partial Prepayment Fee" shall mean an amount equal to the product of
(i) a fraction, the numerator of which is any amount of principal being prepaid on the Note and the denominator of which is the principal balance of the Note immediately prior to such prepayment, and (ii) the prepayment privilege fee which would be payable if there were a full prepayment of the Note at such time;

         "Permitted Encumbrances" shall mean:

         (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles;

         (ii) statutory liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

         (iii) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the repayment of borrowed money);

         (iv) deposits made in the ordinary course of business to secure liability to insurance carriers;

         (v) liens arising from filing UCC-1 financing statements regarding leases of Personal Property by Mortgagors in the ordinary course of business;

         (vi) those title exceptions set forth in Schedule "B" of that certain commitment for title insurance issued by First American Title Insurance Company (commitment no. TS-14641) by its agent, Title Services of New Jersey, Inc. dated February 28, 2001 and re-dated to the date hereof, those matters depicted on the ALTA/ACSM Land Title Survey of Harborside Financial Center prepared by John Zanetakos Associates, Inc. (Arthur E. Hanson, Jr., P.E. & L.S.) dated April 16, 2001, revised through April 24, 2001 and


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                  zoning and similar restrictions;

         (vii) liens and judgments which have been or will be bonded or released of record within forty-five (45) days after the Mortgagors have received noticed of the filing of such lien or judgment;

         (viii) liens in favor of the Mortgagee under this Mortgage and the other Loan Documents and the liens of the Subordinate Mortgages (as hereinafter defined);

         (ix) all existing leases affecting the Mortgaged Property and all future leases affecting the Mortgaged Property that do not violate the provisions of this Mortgage or the Absolute Assignment; and

         (x) those other title matters and exceptions approved in advance by Mortgagee;

         "Permitted Uses" means that the Plaza IV Land, the Plaza V Land, the Plaza VI/VII Land, the North Pier Land and the South Pier Land may be solely developed for the following uses; PROVIDED, HOWEVER, that any such development is consistent with the general bulk and massing guidelines described in the Master Plan and in accordance with regulatory and governmental requirements, as modified from time to time:

         (i) the North Pier Land and the South Pier Land may be developed solely for retail, office, marina/sailing, residential, parks and promenades, hotel use, associated parking and any other uses approved under the Master Plan; and

         (ii) the Plaza IV Land and the Plaza VI/VII Land may be developed solely for retail, office, surface parking, residential and parking garages and any other uses approved under the Master Plan;

         "Plaza II/III" shall mean the Plaza II/III Land, the Plaza II/III Improvements and all easements and other appurtenances thereto;

         "Plaza II/III Improvements" shall mean a 1,403,484 square foot office building plus 37,020 square feet of retail promenade, landscaping, paved walkways and driveways;

         "Plaza II/III Land" shall mean both the fee and leasehold interest in a 6.04-acre (263,262 square feet) parcel of land located at 34 Exchange Place, Jersey City, Hudson County, New Jersey owned by Cali Harborside and leased to Cal-Harbor II & III, being known as Lot 6 in Block 10 on the City of Jersey City Tax Assessment Map, and more fully described in Schedule "A-2" attached hereto and incorporated herein;

         "Plaza IV Land" shall mean both the fee and leasehold interest in a
1.34 acre


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(58,305 square feet) parcel of land located in Jersey City, Hudson County, New
Jersey owned by Cali Harborside and leased to Cal-Harbor IV Urban Renewal Associates L.P., being known as Lot 1 in Block 10 on the City of Jersey City Tax Assessment Map, and more fully described in Schedule "A-3" attached hereto and incorporated herein;

         "Plaza VI/VII Land" shall mean both the fee and leasehold interest in a 3.30-acre (143,891 square feet) parcel of land located in Jersey City, Hudson County, New Jersey owned by Cali Harborside and leased to Cal-Harbor VI Urban Renewal Associates L.P., being known as Lot 16 in Block 10 on the City of Jersey City Tax Assessment Map, and more fully described in Schedule "A-4" attached hereto and incorporated herein;

         "Projected Plaza II/III Operating Income Available for Debt Service from Applicable Leases" shall mean (i) projected gross annual revenue (excluding parking revenue) in accordance with generally accepted accounting principles subject to adjustment for Annual Rent (including projected operating expense reimbursements from tenants assuming the eight percent [8.0%] increase in Operating Expenses set forth in subparagraph (ii) hereof) from Applicable Leases from the leasing of not more than 1,300,000 square feet of space in Plaza II/III for the first full fiscal year following a Triggering Event, less (ii) 1.08 multiplied by the Operating Expenses attributable to Plaza II/III for the last fiscal year preceding a Triggering Event, less (iii) any increase in the real estate or in-lieu taxes on Plaza II/III over the real estate or in-lieu taxes on Plaza II/III for the year preceding a Triggering Event, to the extent such increase in taxes is not payable directly by the tenants of Plaza II/III. The Projected Plaza II/III Operating Income Available for Debt Service from Applicable Leases shall be calculated in a manner reasonably acceptable to Mortgagee consistent with the foregoing definition. The Projected Plaza II/III Operating Income Available for Debt Service from Applicable Leases may be calculated in such other manner as the Mortgagee and Mortgagors may mutually agree;

         "Projected Plaza II/III Debt Service Coverage from Applicable Leases" shall mean a number calculated by dividing Projected Plaza II/III Operating Income Available for Debt Service from Applicable Leases for the first full fiscal year following a Triggering Event by the debt service under the Notes during the first full fiscal year following such Triggering Event;

         "Property" shall mean the Mortgaged Property, which is, collectively, Plaza II/III, the Common Area Land, the Plaza IV Land and the Plaza VI/VII Land (each of Plaza II/III, the Common Area Land, the Plaza IV Land and the Plaza VI/VII Land may hereinafter be referred to as a "Section of the Property");

         "South Pier Land" shall mean both the fee and leasehold interest in an approximate 1.7079-acre parcel of land located in Jersey City, Hudson County, New Jersey owned by Cali Harborside and leased to Cal-Harbor So. Pier Urban Renewal Associates L.P., a New Jersey limited partnership;

         "Triggering Event" shall mean, the completion of the restoration of all or any portion of the Mortgaged Property following a casualty.

TO PROTECT THE SECURITY OF THIS MORTGAGE, Mortgagors COVENANT AND AGREE:

PAYMENT OF DEBT. Mortgagors agree to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

OWNERSHIP. Mortgagors represent that they own, either in fee interest or in leasehold interest, as the case may be, the Mortgaged Property and have good and lawful right to convey the same and that the Mortgaged Property is free and clear from any and all encumbrances whatsoever, except for Permitted Encumbrances.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. Mortgagors agree to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Mortgaged Property; and to permit Mortgagee, subject to the rights of tenants, to enter at all reasonable times and upon reasonable notice (except in the case of an emergency) for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests as Mortgagee determines to be reasonably necessary in order to monitor Mortgagors' compliance with applicable laws and regulations regarding hazardous materials affecting the Mortgaged Property. Notwithstanding the foregoing, Mortgagors shall have the right to contest in good faith by appropriate proceedings the applicability of any such laws, rules and regulations affecting the Mortgaged Property. During any such contest, Mortgagors shall not be deemed in default hereunder.

INSURANCE. Mortgagors shall at all times keep in force: (i) property insurance insuring all buildings and improvements which are now or hereafter become a part of the Mortgaged Property for perils covered by an all-risk insurance policy containing both replacement cost and agreed amount endorsements or options for the estimated replacement cost of the improvements with a deductible of not greater than Twenty-five Thousand Dollars ($25,000.00); (ii) commercial general liability insurance naming Mortgagee as additional insured protecting Mortgagors and Mortgagee against liability for bodily injury or property damage occurring in, on or adjacent to the Mortgaged Property in commercially reasonable amounts, with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and excess umbrella liability insurance of not less than Fifty Million Dollars ($50,000,000.00); (iii) boiler and machinery insurance if the Mortgaged Property has a boiler and/or machinery; (iv) rental value insurance for the perils specified herein for one hundred percent (100%) of the rents (including operating expenses, real estate taxes, assessments and insurance costs which are lessee's liability) for a period of twelve (12) months or business interruption insurance for one hundred percent (100%) of the annual gross earnings from business derived at the Mortgaged Property; and (v) insurance against all other hazards as may be reasonably required by

Mortgagee including, without limitation, insurance against loss or damage by flood and earthquake. All insurance shall be in form, content and amounts approved by Mortgagee and written by an insurance company or companies rated "A", class size "VIII" or better in the most current issue of Best's Insurance Reports and which is licensed to do business in the state in which the Mortgaged Property is located and domiciled in the United States or a governmental agency or instrumentality approved by Mortgagee. The policies for such insurance shall have attached thereto standard mortgagee clauses in favor of and permitting Mortgagee to collect any and all proceeds payable thereunder and shall include a thirty (30) day (except for nonpayment of premium, in which case a ten [10] day) notice of cancellation clause in favor of Mortgagee. All policies or certificates of insurance shall be delivered to and held by Mortgagee as further security for payment of the Notes and any other obligations arising under the Loan Documents, with evidence of renewal coverage delivered to Mortgagee at least thirty (30) days before the expiration date of any policy. Mortgagors shall not carry separate insurance, concurrent in kind or form and contributing in the event of loss, with any insurance required herein if the effect of such insurance will be to reduce the amount of insurance required to be carried by Mortgagors hereunder. Mortgagors agree to keep the policies therefor, properly endorsed, on deposit with Mortgagee; that insurance loss proceeds (less expenses of collection) shall, at Mortgagee's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Mortgaged Property, but such application shall not cure or waive any default under any of the Loan Documents. If Mortgagee elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due thereon if, at the time of such prepayment, there exists no Event of Default.

Notwithstanding the foregoing provision, Mortgagee agrees that if the insurance loss proceeds are less than the unpaid principal balance of the Notes, and if the casualty occurs prior to the last two (2) years of the term of the Notes, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Mortgaged Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

         (a) At the time of casualty, there shall exist no (i) Non-Monetary Default (as hereinafter defined) under the Loan Documents with respect to which Mortgagee shall have given Mortgagors notice pursuant to the NOTICE OF DEFAULT provision herein, or (ii) Monetary Default (as hereinafter defined), or (iii) Event of Default (as hereinafter defined) and the continuance thereof, and if there shall occur any Event of Default and the continuance thereof after the date of the casualty, Mortgagee shall have no further obligation to release insurance loss proceeds hereunder.

         (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Mortgaged Property by any Mortgagor or any tenant of the Mortgaged Property.

         (c) Mortgagee shall be satisfied that all insurance loss proceeds so held, together with supplemental funds received from Mortgagors (which will not be used until all insurance proceeds have been exhausted), shall be sufficient to complete the restoration of the Mortgaged Property. Any remaining insurance loss proceeds after the completion of the restoration of the Mortgaged Property may, at the option of Mortgagee, be applied on the Indebtedness, whether or not due, or be released to Mortgagors.

         (d) If required by Mortgagee, Mortgagee shall be furnished a satisfactory report addressed to Mortgagee from an environmental engineer or other qualified professional satisfactory to Mortgagee to the effect that no adverse environmental impact to the Mortgaged Property resulted from the casualty.

         (e) Mortgagee shall release casualty insurance proceeds as restoration of the Mortgaged Property progresses provided that Mortgagee is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no default under the Loan Documents with respect to which Mortgagee shall have given Mortgagors notice pursuant to the NOTICE OF DEFAULT provision herein. If the estimated cost of restoration exceeds $250,000.00, (i) the drawings and specifications for the restoration shall be approved by Mortgagee in writing prior to commencement of the restoration,
                  (ii) Mortgagors shall provide suitable completion and performance bonds naming Mortgagee as additional obligee and builder's all-risk insurance, and (iii) each Mortgagee shall receive an administration fee equal to the lesser of one-half of one percent (0.5%) of the cost of restoration or One Hundred Thousand Dollars ($100,000.00), prior to any release of any proceeds.

         (f) Prior to each release of funds, Mortgagors shall obtain for the benefit of Mortgagee a continuation title search and written report stating that there are no liens arising from the restoration.

         (g) Mortgagors shall pay all out-of-pocket costs and expenses incurred by Mortgagee including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Mortgagee.

         (h) All reciprocal easement and operating agreements benefiting any Section of the Property shall remain in full force and effect between the parties thereto on and after restoration of the Mortgaged Property.

         (i) Mortgagee shall be satisfied that if Plaza II/III is the damaged Section of the Property, the Projected Plaza II/III Debt Service Coverage from Applicable Leases shall be greater than or equal to 1.15; or

         (j) All Major Leases and all leases in effect at the time of the casualty with tenants who have entered into Mortgagee's form of Acknowledgment, Subordination, Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Mortgaged Property or portion thereof shall not be used and occupied by such tenant as a result of the casualty) and shall execute an estoppel certificate confirming that its lease is in full force and effect and that no defaults have occurred and are continuing thereunder.

         (k) All payments under the Indebtedness shall be full recourse obligations of Mortgagors commencing on the date of the casualty and continuing until such time as the restoration is completed in accordance with the provisions hereof.

         (1) Mortgagors shall satisfy such other conditions to the release of proceeds in Mortgagee's discretion as would be customarily required by a lender on projects such as the Mortgaged Property in the New York metropolitan area.

         In the event that the Projected Plaza II/III Debt Service Coverage from Applicable Leases does not meet the required ratio in connection with the release of insurance loss proceeds pursuant to subparagraph (i) above, Mortgagors shall have the right to make a partial prepayment of the Notes, to the extent necessary in order to meet the debt service coverage required under subparagraph (i) above, together with the Partial Prepayment Fee. In the event of such partial prepayment of principal, the amount of the debt service payments due on each of the Notes being prepaid shall be adjusted to an amount which is sufficient to amortize the then unpaid principal balance of such of the Notes at the applicable interest rate during the then remaining amortization period.

CONDEMNATION. Except as otherwise set forth herein, Mortgagors hereby assign to Mortgagee (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of the Mortgaged Property in connection with condemnation proceedings or the exercise of any power of eminent domain, and
(ii) the proceeds from any sale or transfer in lieu thereof; and grant Mortgagee the right, at its option, to apply such award and other proceeds (less expenses of collection) on the Indebtedness (including any prepayment privilege fee), whether due or not, or to the restoration of the Mortgaged Property or to release all or any portion thereof to Mortgagors, but such application or release shall not cure or waive any default under any of the Loan Documents.

Notwithstanding the foregoing, except with respect to a Total Taking (as hereinafter defined), Mortgagee agrees that the condemnation award shall be applied to the restoration and rebuilding of the Mortgaged Property. In such event, Mortgagors shall, whether or not the net condemnation award shall be sufficient for the purpose, at Mortgagors' sole cost and expense, promptly commence and complete, or cause to be commenced and completed, a restoration of the Mortgaged Property which restoration shall be performed in a good and workmanlike manner and in compliance with all requirements of law so that the Mortgaged Property will be substantially equal in general utility to its utility prior to such taking, subject to unavoidable delays and except to the extent made practically impossible by any reduction in area caused by such taking; PROVIDED, HOWEVER, that in case of a taking for temporary use, Mortgagors shall not be required to effect a restoration until such taking is terminated. As used herein, "Total Taking" shall mean a taking of all or substantially all of the Mortgaged Property and the Personal Property (other than for temporary use).

The proceeds of the condemnation award shall be paid out in the same manner as provided in this Mortgage for the payment of insurance proceeds in reimbursement of the costs of rebuilding and restoration; PROVIDED, HOWEVER, that for purposes of this sentence, subparagraph (b) of such section shall not apply and "insurance proceeds" or any similar term shall be deemed to mean "condemnation awards". Any proceeds remaining after payment of the costs of restoring and rebuilding shall, at the option of Mortgagee, either be applied on account of the Indebtedness secured hereby, PROVIDED, HOWEVER, that if no Event of Default has occurred and Mortgagee has not otherwise previously accelerated the whole or any part of the Indebtedness secured hereby, such reduction shall be without prepayment privilege fee, or be paid to Mortgagors.

TAXES AND SPECIAL ASSESSMENTS. Mortgagors agree to pay before delinquency all taxes and special assessments of any kind (excluding income, franchise, gift, estate or inheritance taxes) that have been or may be levied or assessed against the Mortgaged Property, this Mortgage, the Notes or the Indebtedness, or upon the interest of the Mortgagee in the Mortgaged Property, this Mortgage, the Notes or the Indebtedness, and to procure and deliver to Mortgagee the official receipt of the proper officer showing timely payment of all such taxes and assessments; PROVIDED, HOWEVER, that Mortgagors shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with generally accepted accounting principles. During any such contest, Mortgagors shall not be deemed in default hereunder.

PERSONAL PROPERTY. With respect to the Personal Property, Mortgagors hereby represent, warrant and covenant as follows:

         (a) Except for the security interest granted hereby, Mortgagors are, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever, except for Permitted Encumbrances.

Mortgagors shall notify Mortgagee of, and shall indemnify and defend Mortgagee and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.

         (b) Except as otherwise provided above, Mortgagors shall not lease to others, sell, convey or in any manner transfer the Personal Property, unless the removed item is removed temporarily for maintenance or repair or, if removed permanently, is replaced by an article of equal suitability and value, as reasonably determined by Mortgagee, owned by Mortgagors, free and clear of any lien or security interest, except for Permitted Encumbrances.

         (c) Mortgagors maintain a place of business in care of the address set forth above in this Mortgage, and Mortgagors shall immediately notify Mortgagee in writing of any change in its place of business.

         (d) At the request of Mortgagee, Mortgagors shall join Mortgagee in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code of the jurisdiction in which the Mortgaged Property is located in form satisfactory to Mortgagee, and Mortgagors shall pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable.

OTHER LIENS. Mortgagors agree to keep the Mortgaged Property free from all other mortgage liens and from all liens prior to the lien created hereby, except for Permitted Encumbrances. Except as set forth below, the creation of any other mortgage lien, whether or not prior to the lien created hereby, the creation of any prior lien, judgment lien or mechanic's lien on the Mortgaged Property (other than Permitted Encumbrances) or the assignment or pledge by Mortgagors of their revocable license to collect, use and enjoy rents and profits from the Mortgaged Property, shall constitute a default under the terms of this Mortgage. The term "mortgage" includes a mortgage, deed of trust, deed to secure debt or any other security interest in the Mortgaged Property.

Notwithstanding the foregoing, upon written notice to Mortgagee, Mortgagors may proceed to contest in good faith and by appropriate proceedings any mechanics liens, tax liens or judgment liens after the initial advance of funds under the 2001 Notes with respect to the Mortgaged Property or the Personal Property, provided funds sufficient to satisfy the contested amount have been deposited in an escrow account satisfactory to Mortgagee.

CROSS-DEFAULT AND CROSS-LIEN. A default under one or both of the 1995 Notes shall constitute a default under the 2001 Notes, and a default under one or both of the 2001 Notes shall constitute a default under the 1995 Notes. Mortgagors have executed and delivered to Mortgagee statements executed by all of the partners of each Mortgagor (both limited and general) stating that they have authorized the pledge of such Mortgagor's property for the debt of the other Mortgagors, that there exists mutual consideration for such pledge and that they understand that a default by one or more of the other Mortgagors will result in a default under the mortgage into which such Mortgagor is entering.

ENVIRONMENTAL. A. The Mortgagors have not used in the past, nor do the Mortgagors intend to use in the future, the Mortgaged Property for the principal or primary purpose of refining, producing, storing, handling, transferring, processing or transporting "hazardous substances", as such term is defined in N.J.S.A. 58:10-23.11b(k), in violation of applicable laws.

         B. To the best of Mortgagors' knowledge, after due inquiry and investigation, no lien has been attached to any revenues or the Mortgaged Property as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "cleanup and removal costs", as such term is defined in N.J.S.A. 58:10-23.11b(d), arising from an intentional or unintentional action or omission of Mortgagors.

         C. If there shall be constituted a lien against the Mortgaged Property, pursuant to and in accordance with the provisions of N.J.S.A. 58:10-23.11f(f) as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "cleanup and removal costs" and/or "direct and indirect damages", as such terms are used in N.J.S.A. 58:10-23.11g, arising from an intentional or unintentional action or omission of the Mortgagors resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "hazardous substances", as such term is defined in N.J.S.A. 58:10-23.11(b)k, into waters of the State of New Jersey or onto lands from which it might flow or drain into said waters, Mortgagors shall, within thirty (30) days from the date that Mortgagors are given notice that the lien has been placed against the Mortgaged Property or within such shorter period of time if the State of New Jersey shall have commenced steps to cause the Mortgaged Property to be sold pursuant to the lien, either: (i) pay the claim and remove the lien from the Mortgaged Property; or (ii) furnish (a) a bond satisfactory to Mortgagee and the issuer of Mortgagee's title policy with respect to the Mortgaged Property in the amount of the claim out of which the lien arises, (b) a cash deposit in the amount of the claim out of which the lien arises, or (c) other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

         D. No Mortgagor has ever used the Mortgaged Property to generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" or "hazardous wastes", as such terms are defined in N.J.S.A. 13:1K-8, except for DE MINIMUS quantities of janitorial and office supplies used in the ordinary course of business, and Mortgagors do not intend to use the Mortgaged Property for such purposes.

         E. In connection with the purchase of the Mortgaged Property, if acquired on or after January 1, 1984, Mortgagors obtained from the New Jersey Department of Environmental Protection either: (i) a letter of non-applicability; or (ii) if the Environmental Cleanup Responsibility Act applied, the approval of a negative declaration affidavit certifying that either no environmental remediation was required at the Mortgaged Property or a letter confirming that all required environmental remediation was completed pursuant to the provisions of the New Jersey Industrial Site Recovery Act or its predecessor (the Environmental Cleanup Responsibility Act) (N.J.S.A. 13: 1K-ET SEQ.).

         F. Mortgagors hereby grant to Mortgagee and its agents, attorneys, employees, consultants, contractors and assigns, an irrevocable license and authorization to enter upon and inspect the Mortgaged Property and all facilities located thereon at reasonable times on reasonable notice (except in the case of an emergency), and subject to the rights of tenants, and the right to conduct a Phase I environmental audit after the occurrence of an Event of Default or in the event of any sale or conveyance of this Mortgage.

         G. In the event that there has been an Event of Default or an event which, with the passage of time or the giving of notice, or both, would constitute an Event of Default or Mortgagee has formed a reasonable belief, based on its inspection of the Mortgaged Property or other factors known to it, that "hazardous substances" may be present on the Mortgaged Property in violation of applicable law, then Mortgagors shall perform such tests at Mortgagee's request including, without limitation, subsurface testing, soil and ground water testing, and other tests which may physically invade the Mortgaged Property or facilities from a consultant and pursuant to a scope of work approved by Mortgagee (collectively, the "Tests"), as Mortgagee, in its sole discretion, determines as necessary to (i) investigate the condition of the Mortgaged Property, (ii) protect the security interests created under this Mortgage, or (iii) determine compliance with all laws relating to "hazardous substances", the provisions of this Mortgage and other matters relating thereto, and Mortgagors shall provide true and accurate written copies of the results of the Tests to Mortgagee upon receipt of the results. In the event that Mortgagors fail to conduct the Tests required by Mortgagee and to provide Mortgagee with the results within sixty (60) days of such request, or such additional time as Mortgagee shall agree in writing in its sole discretion, or if Mortgagee is not reasonably satisfied with the results of any of the Tests or of any Phase I environmental audit, then Mortgagors grant to Mortgagee and its agents, attorneys, employees, consultants, contractors and assigns, an irrevocable license and authorization to conduct the Tests necessary in Mortgagee's sole discretion to accomplish (i) through (iii) in this subparagraph, subject to the rights of tenants and at reasonable times and upon reasonable notice (except in the case of an emergency).

LEASES. Mortgagors represent and warrant that there is no assignment or pledge of any leases of, or rentals or income from, the Mortgaged Property in effect other than that certain Absolute Assignment of Leases and Rents dated December 4, 1995, by and among Mortgagors and Mortgagee, as amended and restated in its entirety by an Amended and Restated Absolute Assignment of Leases and Rents of even date herewith; and covenant that, until the Indebtedness is fully paid, they, except as otherwise permitted herein, (i) shall not make any such assignment or pledge to anyone other than Mortgagee, (ii) shall not, unless expressly permitted under another provision in this Mortgage, make any assignment or pledge to anyone of their hereinafter described revocable license to collect, use and enjoy the rents and profits, (iii) shall not consent to a cancellation or accept the surrender of or agree to a release or reduction of the liability of any party to either (a) any Major Lease, or (b) any of said leases in excess of 50,000 rentable square feet and having at the time an unexpired term of more than two (2) years (including any unexercised renewal option(s)) (a "Primary Lease"), without the prior written approval of Mortgagee, unless said lease is in material monetary default, in which event Mortgagee's consent to a requested cancellation shall not be unreasonably withheld and shall be deemed to be given if it fails to respond to Mortgagor's request within ten (10) business days of receipt of such request, or (iv) shall not modify or alter either (a) any Major Lease, or (b) any Primary Lease without the consent of Mortgagee, which consent shall not be unreasonably withheld or delayed.

In consideration of the Indebtedness, Mortgagors, pursuant to the Absolute Assignment, have assigned to Mortgagee all of Mortgagors' right, title and interest in said leases, including Mortgagors' right to collect, use and enjoy the rents and profits therefrom. Mortgagee has, in the Absolute Assignment, granted to Mortgagors a license to collect, use and enjoy said rents and profits. Such license is revocable by Mortgagee pursuant to the terms of the Absolute Assignment.

COSTS FEES AND EXPENSES. Mortgagors agree to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorneys' fees, incurred in connection with any such action or proceeding; and to pay any and all actual and reasonable attorneys' fees and expenses of collection and enforcement in the event some or all of the Notes are placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

FAILURE OF MORTGAGORS TO ACT. If Mortgagors fail to make any payment or following reasonable delivery of notice following Mortgagor's failure to do any act as herein provided (except such notice shall not be required in the event of an emergency or if Mortgagor's failure to act materially adversely affects the security interest of the Mortgagee), Mortgagee may, without obligation so to do, without notice to or demand upon Mortgagors and without releasing Mortgagors from any obligation hereof: (i) make any payment or do any act as herein provided in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof, Mortgagee being authorized to enter upon the Mortgaged Property for such purpose at all reasonable times, upon reasonable notice (except in the case of an emergency) and subject to the rights of tenants; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Mortgagee; (iii) subject to Permitted Encumbrances, pay, purchase, contest or compromise any encumbrance, charge or lien which, in the judgment of Mortgagee, appears to be prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Mortgagors immediately upon demand with interest from the date of expenditure at the Default Rate (as defined in the 1995 Notes or the 2001 Notes), provided Mortgagee has provided Mortgagors with notice within ten (10) days of such expenditure (otherwise, interest shall accrue at the Default Rate from the date Mortgagors are notified of such expenditure). All sums so expended by Mortgagee and the interest thereon shall be included in the Indebtedness and secured by the lien of this Mortgage. In making any payment hereby authorized relating to taxes or assessments or for the purchase, discharge, compromise or settlement of any prior lien, Mortgagee may make such payment according to any bill, statement or estimate secured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof or without inquiry as to the validity or amount of any claim for lien which may be asserted.

EVENT OF DEFAULT. Any Immediate Default shall automatically constitute an "Event of Default". Subject to the provision hereof entitled "NOTICE OF DEFAULT", any default by Mortgagors in making any required payment of the Indebtedness or any other default in any provision, covenant, agreement or warranty contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default". Further, any default beyond applicable grace and cure periods, if any, and which is not waived (such waiver to apply only to the Financial Agreements [hereinafter described]) (subject to extension as may be granted by the party which has notified Mortgagors of such default) under either (i) any of the Financial Agreements with the City of Jersey City described in Exhibit "A" attached hereto and incorporated herein, or (ii) any of the ground leases affecting the Mortgaged Property shall constitute an "Event of Default". Further, any violation of the Permitted Uses shall constitute an "Event of Default".

NOTICE OF DEFAULT. A default in any payment required in the 1995 Notes, the 2001 Notes or any other Loan Document (a "Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Monetary Default to Mortgagors and Mortgagors shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the 1995 Notes or the 2001 Notes, from the date of default to the date of cure on amounts owed to Mortgagee) within five (5) business days after the date on which Mortgagee shall have given such notice to Mortgagors.

Any default other than a Monetary Default or an Immediate Default under the 1995 Notes the 2001 Notes or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Mortgagee shall have given a written notice of such Non-Monetary Default to Mortgagors and Mortgagors shall not have cured such Non-Monetary Default within thirty (30) days after the date on which Mortgagee shall have given such notice of default to Mortgagors (or, if the Non-Monetary Default is not curable within thirty (30) days, Mortgagors shall not have diligently undertaken and continued to pursue the curing of such Non-Monetary Default and deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Mortgagee).

For purposes of this provision, written notice may be delivered personally or sent by certified mail or reputable courier service with charges prepaid. Notice shall be deemed given on the date received. Any notice which is rejected or refused by Mortgagors shall be deemed received as of the date of attempted delivery.

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the 1995 Notes or the 2001 Notes).

APPOINTMENT OF RECEIVER. Upon commencement of any proceeding to enforce any right under this Mortgage, including foreclosure thereof, Mortgagee (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of the Mortgaged Property, whether or not there exists a threat of imminent harm, waste or loss to the Mortgaged Property and or whether the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Mortgaged Property and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Mortgaged Property, to apply the balance to the payment of any of the Indebtedness then due.

ASSIGNMENT OF LEASES. A. Mortgagors hereby assign to Mortgagee, directly and absolutely, and not merely collaterally, the rents, issues, profits, royalties and payments payable under any lease of the Mortgaged Property, or portion thereof, including any oil, gas or mineral lease, subject only to a license granted by Mortgagee to Mortgagors with respect thereto to collect, receive and retain all such rents, issues, profits, royalties and payments payable under any lease of the Mortgaged Property prior to the occurrence of an Event of Default hereunder and the continuance thereof. Upon the occurrence of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any additional notice, action or proceeding or the intervention of a receiver appointed by a court. Mortgagee, without regard to the adequacy of any security for the Indebtedness hereby secured, shall be entitled to (a) collect such rents, issues, profits, royalties and payments and apply the same as more particularly set forth in this paragraph, all without taking possession of the Mortgaged Property, or (b) enter and take possession of the Mortgaged Property, or any part thereof, in person, by agent, or by a receiver to be appointed by the court and to sue for or otherwise collect such rents, issues, profits, royalties and payments. Mortgagee may apply any such rents, issues, profits, royalties and payments so collected, less costs and expenses of operation and collection, including reasonable attorneys' fees and costs and reasonable attorneys' fees and costs on appeal, upon any principal, interest and all other indebtedness secured hereby, at Mortgagee's option and in such order as Mortgagee may determine and, if such costs and expenses and reasonable attorneys' fees and costs shall exceed the amount collected, the excess shall be immediately due and payable. The collection of such rents, issues, profits, royalties and payments and the application thereof as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done pursuant to such notice, except to the extent any such Event of Default is fully cured. Failure or discontinuance of Mortgagee at any time, or from time to time, to collect any such moneys shall not impair in any manner the subsequent enforcement by Mortgagee of the right, power and authority herein conferred on Mortgagee. Nothing contained herein, including the exercise of any right, power or authority herein granted to Mortgagee, shall be, or be construed to be, an affirmation by Mortgagee of any tenancy, lease or option, or an assumption of liability under, or the subordination of the lien or charge or this Mortgage to any such tenancy, lease or option. Mortgagors hereby agree that, in the event Mortgagee exercises its rights as in this paragraph provided, Mortgagors waive any right to compensation for the use of Mortgagors' furniture, furnishings or equipment in the Mortgaged Property for the period such assignment of rents or receivership is in effect, it being understood that the rents, issues, profits, royalties and payments derived from the use of any such items shall be applied to Mortgagors' obligations hereunder as above provided.

         B. Mortgagors have executed and delivered to Mortgagee the Absolute Assignment assigning to Mortgagee, directly and absolutely, and not merely collaterally, the interest of Mortgagors as lessor under the existing leases of the Mortgaged Property, as well as all other leases which may hereafter be made in respect of the Mortgaged Property, and the rents and other income arising thereunder and from the use of the Mortgaged Property. The Absolute Assignment grants to Mortgagee specific rights and remedies in respect of said leases and governs the collection of rents and other income thereunder and from the use of the Mortgaged Property, and such rights and remedies so granted shall be cumulative of those granted herein. Mortgagee acknowledges that the Absolute Assignment grants Mortgagors a license to collect the rents, issues, profits, royalties and payments payable under any lease of the Mortgaged Property, which license is revocable only upon the occurrence of an Event of Default.

         C. Mortgagors shall keep and perform all terms, conditions and covenants required to be performed by them as lessors under the aforesaid leases; shall promptly advise Mortgagee in writing of any claim of default by Mortgagors made by a lessee under any Major Lease or of any default thereunder by a lessee; and shall promptly provide Mortgagee with a copy of any notice of default or other notice served upon Mortgagors by any such lessee.

FORECLOSURE. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Mortgagee, become immediately due and payable for all purposes without any notice or demand, except as required by law, (ALL OTHER NOTICE OF THE EXERCISE OF SUCH OPTION, OR OF THE INTENT TO EXERCISE SUCH OPTION, BEING HEREBY EXPRESSLY WAIVED), and Mortgagee may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Mortgaged Property is located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Mortgagee may, either personally or by agent or attorney-in-fact, enter upon and take possession of the Mortgaged Property and may manage, rent or lease the Mortgaged Property or any portion thereof upon such terms as Mortgagee may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Mortgagee is hereby further authorized and empowered, as agent or attorney-in-fact, either after or without such entry, to sell and dispose of the Mortgaged Property EN MASSE or in separate parcels (as Mortgagee may think best), and all the right, title and interest of Mortgagors therein, by advertisement or in any manner provided by the laws of the jurisdiction in which the Mortgaged Property is located, (MORTGAGORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Mortgagee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising the Mortgaged Property and of making said sale, and attorneys' fees as herein provided, apply such proceeds to the Indebtedness, including all sums advanced or expended by Mortgagee or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (provided Mortgagee has provided Mortgagors with notice within ten (10) days of such expenditure [otherwise, interest shall accrue at the Default Rate from the date Mortgagors are notified of such expenditure]) (as defined in the 1995 Notes or the 2001 Notes), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Mortgagors, the heirs, successors and assigns of Mortgagors, and all other persons claiming the Mortgaged Property aforesaid, or any part thereof, by, from, through or under Mortgagors. The legal holder of the Indebtedness may purchase the Mortgaged Property or any part thereof, and it shall not be obligatory upon any purchaser at any such sale to see to the application of the purchase money.

DUE ON SALE. The present ownership and management of the Mortgaged Property is a material consideration to Mortgagee in making the loan secured by this Mortgage and, except as specifically provided hereby, none of the Mortgagors shall: (i) convey title to all or any part of the Mortgaged Property; (ii) enter into any contract to convey (land contract installment sales contract/contract for deed), title to all or any part of the Mortgaged Property which gives a purchaser possession of, or income from, the Mortgaged Property prior to a transfer of title to all or any part of the Mortgaged Property ("Contract to Convey"); or
(iii) cause or permit a Change in the Proportionate Ownership of any of the Mortgagors (as hereinafter defined). Except if resulting from the death or legal incompetency of any individual, any conveyance, entering into a Contract to Convey or Change in the Proportionate Ownership of any of the Mortgagors shall constitute a default under the terms of this Mortgage.

For purposes of this Mortgage, a "Change in the Proportionate Ownership of any of the Mortgagors" means any conveyance, assignment or transfer resulting in Mack-Cali Realty Corporation ("MCRC") or Mack-Cali Realty, L.P. ("MCRLP"), or both MCRC or MCRLP, owning, directly or indirectly (including through ownership of intermediate entities), less than a one hundred percent (100%) interest in any of the Mortgagors;

notwithstanding the foregoing, however, MCRC and/or MCRLP may convey, assign or transfer and otherwise may cause or permit the conveyance, assignment or transfer of up to a forty-nine percent (49%) interest in any Mortgagor provided that MCRC or MCRLP (either individually or collectively): (i) owns, directly or indirectly (including through ownership of intermediate entities), no less than a fifty-one percent (51%) interest in any Mortgagor; (ii) is, or controls, directly or indirectly, the entity or entities that is (are) the general partner(s) of such Mortgagor (for purposes of this provision only, "control" means the ownership of at least a fifty-one percent (51%) interest in the entity or entities that is (are) the general partner(s) of such Mortgagor); and (iii) acknowledges in writing, at the time of any Change in the Proportionate Ownership of any of the Mortgagors, that MCRC or MCRLP remains an "insider" of such Mortgagor, as defined in the United States Bankruptcy Code, and Mortgagee determines to its reasonable satisfaction that MCRC or MCRLP remains such an "insider". In addition to the foregoing, and notwithstanding anything to the contrary, any transfer, sale, distribution, redemption, issuance, exchange or other disposition of the stock of MCRC or any units of MCRLP (or any successor entity of MCRC and/or MCRLP), any merger, consolidation or other similar type of transaction involving MCRC and/or MCRLP (or any successor entity of MCRC and/or MCRLP), or any other transaction undertaken, or caused to be undertaken by MCRC and/or MCRLP to preserve the REIT status of MCRC (or its successor entity) shall not constitute a Change in the Proportionate Ownership of any of the Mortgagors for any purpose of this Mortgage (even if a "Change in the Proportionate Ownership of any of the Mortgagors", in fact, results from any such transaction or transactions), and shall be disregarded for all purposes of this Mortgage.

FINANCIAL STATEMENTS. Mortgagors agree to furnish to Mortgagee, at Mortgagors' expense and within ninety (90) days after the close of each fiscal year (each, a "Financial Statements Due Date"), annual audited consolidated financial statements on the Mortgagors (the "Audited Statements"), consisting of the following:

         (a)      a statement of assets and liabilities;

         (b) a statement of cash flows including a schedule detailing expenditures for tenant improvements, leasing commissions and capital improvements; and

         (c) an income statement (statement of operations) including a supplemental schedule detailing all expenses of the Mortgaged Property.

         Mortgagors also agree to furnish to Mortgagee a current rent roll listing, with respect to all retail spaces, tenant sales, sales per square foot and percentage rents (for retail tenants who are obligated to pay percentage rent) (the "Rent Roll Report") by each Financial Statements Due Date. The Rent Roll Report shall contain a certification by the managing general partner(s) of MCRLP, stating that the Rent Roll Report is true and correct. Mortgagors also agree to furnish to Mortgagee a copy of any independent appraisals prepared for Mortgagors (the "Appraisals") (the Audited Statements, the Rent

Roll Report and the Appraisals are hereinafter collectively referred to as the "Financial Statements").

         The Audited Statements shall (i) be stated at estimated fair market value prepared based upon an independent appraisal in accordance with generally accepted accounting principles by a certified public accountant satisfactory to Mortgagee, and the expense thereof shall be borne by Mortgagors, and (ii) include or be accompanied by a written statement by the accountants preparing or opining in regard to such Audited Statements, in form and substance satisfactory to Mortgagee, in the manner contemplated by New Jersey P.L. 1995, c.49, that such accountants know that Mortgagee shall receive and rely upon such Audited Statements.

         In the event that the Audited Statements are not available by the Financial Statements Due Date, Mortgagors shall submit unaudited financial statements by the Financial Statements Due Date containing a certification by the managing general partner(s) of MCRLP, stating that, to the best of its knowledge and subject to audit adjustment, the financial statements are true and correct, and shall supply the Audited Statements as soon thereafter as such Audited Statements are available, but in no event later than three (3) months after the Financial Statements Due Date.

         Mortgagors acknowledge that Mortgagee requires such Audited Statements and Rent Roll Report in order to record accurately the value of the Mortgaged Property for financial and regulatory reporting. If Mortgagors do not furnish, or cause to be furnished, the Audited Statements and Rent Roll Report to Mortgagee, within thirty (30) days after Mortgagee shall have given written notice to Mortgagors that the Audited Statements and Rent Roll Report have not been received as required,

         (i) interest on the unpaid principal balance of the Indebtedness shall, as of the date which is thirty (30) days after Mortgagee shall have given such written notice to Mortgagors, accrue and become payable at a rate equal to (a) the sum of the Interest Rate (as such term is defined in the 1995 Notes) plus one percent (1.0%) per annum for the 1995 Notes, and (b) the sum of the Interest Rate (as such term is defined in the 2001 Notes) plus one percent (1.0%) per annum for the 2001 Notes (together, the "Increased Rates"); and

         (ii) Mortgagee may elect to obtain an independent appraisal and audit of the Mortgaged Property at Mortgagors' expense, and Mortgagors agree that they will, upon request, promptly make Mortgagors' books and records regarding the Mortgaged Property available to Mortgagee and the person(s) performing the appraisal and audit (which obligation Mortgagors agree can be specifically enforced by Mortgagee).

         The amount of the payments due under the 1995 Notes and the 2001 Notes during the time in which the Increased Rates are in effect shall be increased with no change in the amortization under the 1995 Notes or the 2001 Notes. Commencing on the date on which such Audited Statements and Rent Roll Report are received by Mortgagee, interest on the unpaid principal balance shall again accrue at the Interest Rate set forth in the 1995 Notes and the 2001 Notes, respectively, and the amount of the payments shall be reduced accordingly. Notwithstanding the foregoing, Mortgagee shall have the right to conduct an independent audit at its own expense at any time; PROVIDED, HOWEVER, that such audit shall not be conducted more than once in any fiscal year.

ADDITIONAL COVENANTS. The Mortgagors covenant, jointly and severally, as follows:

         A. The Plaza IV Land and the Plaza VI/VII Land shall be used for surface parking or another Permitted Use unless released from the lien of this Mortgage, but in no event shall the total parking spaces located on the Mortgaged Property be less than the total parking spaces required by applying a ratio of .666 parking spaces per 1000 square feet to the total square footage of the improvements on the Mortgaged Property.

         B. Mortgagors shall not amend, modify or supplement the ROEA including, without limitation, the exhibits thereto, without the prior written consent of Mortgagee in each instance including, without limitation, the provisions of Sections 2.1, 2.2, 5.2, 6.8, 6.25, 7.1 and 15.1 of the ROEA.

         C. Mortgagors shall not amend or cause to be amended their respective partnership agreements without the prior written consent of Mortgagee in each instance, which consent shall not be unreasonably withheld.

         D. Mortgagors shall not amend or cause to be amended the ground leases affecting any Section of the Property without the prior written consent of Mortgagee in each instance, which consent shall not be unreasonably withheld.

         E. Mortgagors shall comply with the terms and conditions of the respective Financial Agreements between Mortgagors and the City of Jersey City and shall provide Mortgagee with copies of the Annual Financial Reports filed with the City of Jersey City pursuant to the Financial Agreements, together with copies of all correspondence sent to or received from the City of Jersey City with respect to the Financial Agreements alleging a default or purported default thereunder by any Mortgagor.

         F. If either or both of the North Pier Land and/or the South Pier Land shall be developed, Cali Harborside shall cause Cal-Harbor No. Pier Urban Renewal Associates, L.P. and Cal-Harbor So. Pier Urban Renewal Associates L.P. to develop the North Pier Land and the South Pier Land, respectively, only for the Permitted Uses and subject to the provisions of the ROEA.

PARTIAL RELEASES. Upon (x) the sale or a transfer to a party who is not an Affiliate of MCRC or MCRLP, or (y) the closing of a loan by Mortgagors or an Affiliate to finance the construction of any portion of the

Mortgaged Property (other than Plaza II/III) for the Permitted Uses, or (z) the commencement of construction of any portion of the Mortgaged Property (other than Plaza II/III) for the Permitted Uses by Mortgagors or an Affiliate without a loan, one or all of the Plaza IV Land and/or the Plaza VI/VII Land shall be released from this Mortgage, subject to the following (the "Upland Parcel Release Criteria"):

         (i) there is then no (i) Non-Monetary Default under the Loan Documents with respect to which Mortgagee shall have given Mortgagors notice pursuant to the NOTICE OF DEFAULT provision herein, or (ii) Monetary Default, or (iii) Event of Default and the continuance thereof;

         (ii) Mortgagee is paid a total service fee of Ten Thousand Dollars ($10,000.00) for each release;

         (iii) each release shall consist of not less than one Section of the Property which shall be a tax parcel separate from the remaining portions of the Mortgaged Property;

         (iv) a boundary survey delineating the Section of the Property to be released shall be furnished to Mortgagee at Mortgagors' sole cost and expense;

         (v) remaining portions of the Mortgaged Property shall not be deprived of public access to roads or to the use of any utilities, water, sanitary and storm sewers;

         (vi) Mortgagee shall be satisfied that:

                  (a) following such transfer, the remaining Sections of the Property shall meet zoning requirements for their use;

                  (b) the total parking on the remaining Sections of the Mortgaged Property following such transfer shall be no less than the greater of (1) total parking spaces required by all leases, (2) total parking spaces required by zoning, or (3) total parking spaces required by applying a ratio of .666 parking spaces per 1000 square feet to the total square footage of the improvements on the remaining Sections of the Mortgaged Property;

                  (c) the rights and obligations of the parties under the ROEA shall not be affected by the transfer and, in particular, the tenants of Plaza II/III shall have the right to access the parking on the Mortgaged Property pursuant to the ROEA;

         (vii) the Plaza IV Land and the Plaza VI/VII Land to be released may be developed only for the Permitted Uses, which restrictions on uses shall be incorporated into the deed of transfer, and subject to the provisions of the ROEA;

         (viii) Mortgagors shall pay all of Mortgagee's outside counsel fees incurred for Mortgagee's due diligence and review of all documentation relating to such release; and

         (ix) Mortgagors shall satisfy such other conditions as Mortgagee may reasonably require.

MODIFICATION OF TERMS. Without affecting the liability of Mortgagors or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of the 1995 Notes and the 2001 Notes, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;
(iii) exercise or refrain from exercising or waive any right Mortgagee may have;
(iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Mortgaged Property.

NO ORAL MODIFICATION. This Mortgage may not be altered, amended, modified, changed or terminated orally, but only by a written agreement signed by the party against whom enforcement is sought.

EXERCISE OF OPTIONS. Whenever, by the terms of this Mortgage, the 1995 Notes, the 2001 Notes or any of the other Loan Documents, Mortgagee is given any option, such option may be exercised when the right accrues or at any time thereafter, and no acceptance by Mortgagee of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. Each of the provisions, covenants and agreements contained herein are joint and several and shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, lessees and assigns of the parties hereto, respectively, and the term "Mortgagee" shall include the owner and holder of the 1995 Notes and the 2001 Notes.

LEGAL ENFORCEABILITY. No provision of this Mortgage, the 1995 Notes, the 2001 Notes or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Mortgagors shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

TAXATION OF THE 1995 NOTES AND THE 2001 NOTES. If by the laws of the United States of America or of any state or governmental subdivision thereof having jurisdiction of the Mortgagors or of the Mortgaged Property or of the transaction evidenced by the 1995 Notes and the 2001 Notes and this Mortgage, any tax or fee is due or becomes due in respect of the issuance of the 1995 Notes and the 2001 Notes hereby secured or the making, recording and registration of this Mortgage, except for Mortgagee's income tax, Mortgagors covenant and agree to pay such tax or fee in the manner required by such law, and to hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any such tax or fee.

PREPAYMENT OF THE 1995 NOTES AND/OR THE 2001 NOTES. Mortgagors shall have the right, upon thirty (30) days advance written notice, to prepay the 1995 Notes and/or the 2001 Notes in full with a prepayment fee. This fee represents consideration to Mortgagee for loss of yield and reinvestment costs. The fee shall be the greater of Yield Maintenance (as hereinafter defined) or one percent (1.0%) of the outstanding principal balance of the 1995 Notes and/or the 2001 Notes.

         As used herein, "Yield Maintenance" means the amount, if any, by which

         (i) the present value of the Then Remaining Payments (as hereinafter defined) calculated using a periodic discount rate (corresponding to the payment frequency under the Notes being prepaid) which, when compounded for such number of payment periods in a year, equals the sum of .25% and the per annum effective yield of the Most Recently Auctioned United States Treasury Obligation having a maturity date equal to the Maturity Date (or, if there is no such equal maturity date, then the linearly interpolated per annum effective yield of the two (2) Most Recently Auctioned United States Treasury Obligations having maturity dates most nearly equivalent to the Maturity Date) as reported by THE WALL STREET JOURNAL five
                  (5) business days preceding the prepayment date; exceeds

         (ii) the outstanding principal balance of the 1995 Notes and/or the 2001 Notes (whichever is being prepaid) (exclusive of all accrued interest).

         If such United States Treasury Obligation yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, then the periodic discount rate shall be equal to the sum of .25% and the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported, as of five (5) business days preceding the prepayment date, in Federal Reserve Statistical Release H. 15
(519) (or any comparable successor publication) for actively traded United States Treasury obligations having a constant maturity most nearly equivalent to the Maturity Date.

         As used herein, "Then Remaining Payments" means payments in such amounts and at such times as would have been payable subsequent to the date of such prepayment in accordance with the terms of the 1995 Notes and/or the 2001 Notes.

ESTOPPEL CERTIFICATE. Within fifteen (15) days after any written request by either party, the other party shall certify, by a written statement duly acknowledged, the amount of principal and interest then owing on the Notes and whether any offsets or defenses exist against the indebtedness secured thereby.

LIMITATION OF LIABILITY. Notwithstanding any provision contained herein to the contrary, the personal liability of Mortgagors shall be limited as provided in the 1995 Notes and the 2001 Notes.

NOTICES. Any notices, demands, requests and consents permitted or required hereunder or under any other Loan Document shall be in writing, may be delivered personally or sent by certified mail with postage prepaid, by reputable courier service with charges prepaid, by telecopier or by such other method whereby the receipt thereof may be confirmed. Any notice or demand sent to Mortgagor by certified mail or reputable courier service shall be addressed to Mortgagor at c/o Mack-Cali Realty Corporation, 100 Commerce Drive, Cranford, New Jersey 07016 or such other address in the United States of America as Mortgagor shall designate in a notice to Mortgagee given in the manner described herein, with a copy to Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022-4441. Attention: Stephen G. Epstein, Esq., telecopier (212) 326-0806. Any notice sent to Mortgagor by telecopier shall be sent to (908) 497-0485. Any notice sent to Mortgagee by certified mail or reputable courier service shall be addressed to The Northwestern Mutual Life Insurance Company to the attention of the Real Estate Investment Department at 720 East Wisconsin Avenue, Milwaukee, WI 53202, or at such other addresses as Mortgagee shall designate in a notice given in the manner described herein. Any notice sent to Mortgagee by telecopier shall be sent to (414) 299-5773. Any notice given to Mortgagee shall refer to the Loan No. set forth above. Any notice or demand which is rejected, the acceptance of delivery of which is refused or which is incapable of being delivered during normal business hours at the address specified herein or such other address designated pursuant hereto shall be deemed received as of the date of attempted delivery.

SEVERABILITY. If any of the provisions of this Mortgage or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of this Mortgage, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this Mortgage.

GOVERNING LAW. This Mortgage shall be governed by and construed in accordance with the laws of the state in which the Mortgaged Property is located.

CO-INVESTMENT AND SERVICING OF THE NOTES. The Northwestern Mutual Life Insurance Company ("Northwestern") shall service the Loan Documents and shall be authorized to act on behalf of Principal Life Insurance Company (f/k/a Principal Mutual Life Insurance Company) ("Principal") and/or any other lenders holding an interest in the Loan Documents in accordance with the terms of a Co-Lending and Servicing Agreement between Northwestern and Principal dated as of December 11, 1995, as amended May 18, 2001 throughout the term of the Indebtedness provided no Event of Default exists under the Loan Documents.

         Any notices, requests, approvals, consents, deliveries or other forms of communication between Mortgagors and Northwestern shall be deemed adequate and sufficient as if given by or to Principal.

         If Northwestern ceases to service the Loan Documents, a new servicer will be appointed by Northwestern and Mortgagors shall be provided with written notice as to the name and address of the new servicer; PROVIDED, HOWEVER, that Mortgagors shall only be required to communicate with one servicer at any time with respect to the Loan Documents, and any notices, requests, approvals, consents, deliveries or other forms of communication between Mortgagors and each servicer shall be deemed adequate and sufficient as if given by or from all of the holders of the Loan Documents. Notwithstanding the foregoing, however, both Northwestern and Principal shall have the right to give Mortgagors a notice of default and such notice will have the same effect as if given by Northwestern.

RELEASES. If the Mortgagors shall pay or cause to be paid the principal of and interest on the 1995 Notes and the 2001 Notes in full at maturity, or earlier, as permitted in accordance with the terms thereof, and all other Indebtedness payable to Mortgagee hereunder by the Mortgagors or secured hereby or by the other Loan Documents, then this Mortgage and all of the other Loan Documents shall be discharged and satisfied or assigned (to the Mortgagors or to any other person at the Mortgagors' direction and without recourse to the Mortgagee), at the Mortgagors' option, without warranty (except as to acts of Mortgagee) at the expense of the Mortgagors upon their written request. Concurrently with such release and satisfaction or assignment of this Mortgage and all of the other Loan Documents, the Mortgagee will return to the Mortgagors the 1995 Notes and the 2001 Notes and all insurance policies relating to the Mortgaged Property which may be held by the Mortgagee and, on the written request and at the expense of the Mortgagors, will execute and deliver such proper instruments of release (including appropriate UCC-3 termination statements) as may reasonably be requested by the Mortgagors to evidence such release and satisfaction or assignment, and any such instrument, when duly executed by the Mortgagee and duly recorded in the places where this Mortgage and each other Loan Document is recorded, shall conclusively evidence the release and satisfaction or assignment, as appropriate, of this Mortgage and the other

Loan Documents.

IN WITNESS WHEREOF, this Mortgage has been executed by the Mortgagors as of the day and year first above written.

MORTGAGORS HEREBY ACKNOWLEDGE THAT MORTGAGORS HAVE RECEIVED FROM THE MORTGAGEE WITHOUT CHARGE A TRUE COPY OF THIS INSTRUMENT STAMPED "COPY" AND ON WHICH SUCH COPY IS A CERTIFICATION BY THE MORTGAGEE OR THE MORTGAGEE'S ATTORNEY THAT SUCH INSTRUMENT IS A TRUE COPY OF THIS MORTGAGE.

                                      MORTGAGOR:

                                      CALI HARBORSIDE (FEE)
                                      ASSOCIATES L.P., a New Jersey
                                      limited partnership

Signed, sealed and delivered          By:      Mack-Cali Sub X, Inc., a Delaware
  in the presence of:                          corporation, General Partner


/s/ Kenneth S. Freeman                         By: /s/ Barry Lefkowitz   (SEAL)
-------------------------------                    --------------------------
Kenneth S. Freeman                                 Barry Lefkowitz
Associate General Counsel                          Executive Vice President &
                                                   Chief Financial Officer

                                                                (corporate seal)

                                      CAL-HARBOR II & III URBAN
                                      RENEWAL ASSOCIATES L.P., a New
                                      Jersey limited partnership

/s/ Kenneth S. Freeman                         By: /s/ Barry Lefkowitz   (SEAL)
-------------------------------                    --------------------------
Kenneth S. Freeman                                 Barry Lefkowitz
Associate General Counsel                          Executive Vice President &
                                                   Chief Financial Officer

                                                                (corporate seal)

                                      CAL-HARBOR IV URBAN
                                      RENEWAL ASSOCIATES L.P., a New
                                      Jersey limited partnership

Signed, sealed and delivered          By:      Mack-Cali Sub X, Inc., a Delaware
  in the presence of:                          corporation, General Partner


/s/ Kenneth S. Freeman                         By: /s/ Barry Lefkowitz   (SEAL)
-------------------------------                    --------------------------
Kenneth S. Freeman                                 Barry Lefkowitz
Associate General Counsel                          Executive Vice President &
                                                   Chief Financial Officer

                                                                (corporate seal)

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                     CAL-HARBOR VI URBAN
                                     RENEWAL ASSOCIATES L.P., a New
                                     Jersey limited partnership

Signed, sealed and delivered         By:      Mack-Cali Sub XI, Inc., a Delaware
  in the presence of:                         corporation, General Partner


/s/ Kenneth S. Freeman                         By: /s/ Barry Lefkowitz   (SEAL)
-------------------------------                    --------------------------
Kenneth S. Freeman                                 Barry Lefkowitz
Associate General Counsel                          Executive Vice President &
                                                   Chief Financial Officer

                                                                (corporate seal)

                       (SIGNATURES CONTINUED ON NEXT PAGE)

                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)


                                         MORTGAGEE:

                                         THE NORTHWESTERN MUTUAL LIFE
                                         INSURANCE COMPANY, a Wisconsin
                                         corporation

                                          By: Northwestern Investment
                                          Management Company, LLC, a Delaware
                                          limited liability company, its
                                          wholly owned affiliate and authorized
Signed, sealed and delivered              representative
  in the presence of:





/s/ Janet M. Szukalski                     By: /s/ Eugene R. Skaggs       (SEAL)
-------------------------------                ---------------------------
Janet M. Szukalski                             Eugene R. Skaggs, Managing Director

/s/ Rosemary Poetzel                       Attest: /s/ Richard A. Schnell (SEAL)
-------------------------------                    -----------------------
Rosemary Poetzel                                   Richard A. Schnell, Assistant Secretary

                                                                (corporate seal)


                                           PRINCIPAL LIFE INSURANCE
                                           COMPANY, formerly known as
Signed, sealed and delivered               Principal Mutual Life Insurance
  in the presence of:                      Company, an Iowa corporation


/s/ Joyce N. Hoffman                       By: /s/ Stephen G. Skrivanek     (SEAL)
-------------------------------                -----------------------------
Joyce N. Hoffman                               Stephen G. Skrivanek, Its
Vice President and
Corporate Secretary

/s/ Joyce N. Hoffman                       By: /s/ Christopher J. Henderson (SEAL)
-------------------------------                -----------------------------
Joyce N. Hoffman                               Christopher J. Henderson, Its Counsel
Vice President and
Corporate Secretary

                                                                (corporate seal)

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF UNION      )

Be it remembered that on the 18th day of May, 2001, before me, the subscriber, personally appeared Barry Lefkowitz who, I am satisfied, is the person in the within instrument named, who being duly sworn by me, did depose and say that he is the CFO of Mack-Cali Sub X, Inc., a Delaware corporation, which is the General Partner of CALI HARBORSIDE (FEE) ASSOCIATES L.P., a New Jersey limited partnership who, I am satisfied, is the person who signed the within instrument, and I having first made known to him the contents thereof, he thereupon acknowledged that said instrument made by CALI HARBORSIDE (FEE) ASSOCIATES L.P., and signed, sealed and delivered by him, is the voluntary act and deed of CALI HARBORSIDE (FEE) ASSOCIATES L.P. made by virtue of his authority as CFO of Mack-Cali Sub X, Inc., the General Partner of CALI HARBORSIDE (FEE) ASSOCIATES L.P.

Sworn to and subscribed before me
the day and year aforesaid.

/s/ Susan M. Epstein
-------------------------------------
Susan M. Epstein
Notary Public of New Jersey

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF UNION      )

Be it remembered that on the 18th day of May, 2001, before me, the subscriber, personally appeared Barry Lefkowitz who, I am satisfied, is the person in the within instrument named, who being duly sworn by me, did depose and say that he is the CFO of Mack-Cali Sub X, Inc., a Delaware corporation, which is the General Partner of CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership who, I am satisfied, is the person who signed the within instrument, and I having first made known to him the contents thereof, he thereupon acknowledged that said instrument made by CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P., and signed, sealed and delivered by him, is the voluntary act and deed of CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P. made by virtue of his authority as CFO of Mack-Cali Sub X, Inc., the General Partner of CAL-HARBOR II & III URBAN RENEWAL ASSOCIATES L.P.

Sworn to and subscribed before me
the day and year aforesaid.

/s/ Susan M. Epstein
-------------------------------------
Susan M. Epstein
Notary Public of New Jersey

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF UNION      )

Be it remembered that on the 18th day of May, 2001, before me, the subscriber, personally appeared Barry Lefkowitz who, I am satisfied, is the person in the within instrument named, who being duly sworn by me, did depose and say that he is the CFO of Mack-Cali Sub X, Inc., a Delaware corporation, which is the General Partner of CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership who, I am satisfied, is the person who signed the within instrument, and I having first made known to him the contents thereof, he thereupon acknowledged that said instrument made by CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P., and signed, sealed and delivered by him, is the voluntary act and deed of CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P. made by virtue of his authority as CFO of Mack-Cali Sub X, Inc., the General Partner of CAL-HARBOR IV URBAN RENEWAL ASSOCIATES L.P.

Sworn to and subscribed before me
the day and year aforesaid.

/s/ Susan M. Epstein
-------------------------------------
Susan M. Epstein
Notary Public of New Jersey

STATE OF NEW JERSEY  )
                     )ss.
COUNTY OF UNION      )

Be it remembered that on the 18th day of May, 2001, before me, the subscriber, personally appeared Barry Lefkowitz who, I am satisfied, is the person in the within instrument named, who being duly sworn by me, did depose and say that he is the CFO of Mack-Cali Sub XI, Inc., a Delaware corporation, which is the General Partner of CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P., a New Jersey limited partnership who, I am satisfied, is the person who signed the within instrument, and I having first made known to him the contents thereof, he thereupon acknowledged that said instrument made by CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P., and signed, sealed and delivered by him, is the voluntary act and deed of CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P. made by virtue of his authority as CFO of Mack-Cali Sub XI, Inc., the General Partner of CAL-HARBOR VI URBAN RENEWAL ASSOCIATES L.P.

Sworn to and subscribed before me
the day and year aforesaid.

/s/ Susan M. Epstein
-------------------------------------
Susan M. Epstein
Notary Public of New Jersey

STATE OF WISCONSIN   )
                     )ss.
COUNTY OF MILWAUKEE  )

Be it remembered that on the 16th day of May, 2001, before me, the subscriber, personally appeared Richard A. Schnell, to me known who being by me duly sworn according to law, on his/her oath does depose and make proof to my satisfaction that he/she is the Assistant Secretary of Northwestern Investment Management Company, LLC, on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY and well knows the seal of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY the Lender in the foregoing mortgage named; that the seal affixed to said instrument is the corporate seal of said corporation, that it was so affixed by virtue of the authority from the Board of Trustees of said corporation; that Eugene R. Skaggs is the Managing Director of Northwestern Investment Management Company, LLC; that he/she saw said Eugene R. Skaggs as such Managing Director affix said seal thereto, sign and deliver said mortgage, and heard Eugene R. Skaggs declare that he/she signed, sealed and delivered the same as the voluntary act and deed of said corporation, by virtue of such authority, and that this deponent signed his/her name thereto, at the same time as a subscribing witness.

                                             /s/ Richard A. Schnell
                                             --------------------------
                                             Richard A. Schnell, Ass't Secretary

Sworn to and subscribed before me
the day and year aforesaid.

/s/ Janet M. Szukalski
-------------------------------------
Janet M. Szukalski
Notary Public of Wisconsin

My commission expires: May 9, 2004

STATE OF IOWA   )
                )ss.
COUNTY OF POLK  )

Be it remembered that on the 15th day of May, 2001, before me, the subscriber, Dian Gunderman, personally appeared Stephen G. Skrivanek and Christopher J. Henderson, to me known who being by me duly sworn according to law, on his/her oath does depose and make proof to my satisfaction that they are the Counsel and Counsel of PRINCIPAL LIFE INSURANCE COMPANY, formerly known as Principal Mutual Life Insurance Company and well knows the seal of PRINCIPAL LIFE INSURANCE COMPANY, formerly known as Principal Mutual Life Insurance Company, the Lender in the foregoing mortgage named; that the seal affixed to said instrument is the corporate seal of said corporation, that it was so affixed by virtue of the authority from the Board of Directors of said corporation; that Joyce N. Hoffman is the Corporate Secretary of said corporation; that she saw said Stephen G. Skrivanek and Christopher J. Henderson as such Counsel and Counsel affix said seal thereto, sign and deliver said mortgage, and heard Stephen G. Skrivanek and Christopher J. Henderson declare that they signed, sealed and delivered the same as the voluntary act and deed of said corporation, by virtue of such authority, and that this deponent signed his/her name thereto, at the same time as a subscribing witness.

                                                   /s/ Joyce N. Hoffman
                                                   --------------------------
                                                   Joyce N. Hoffman
                                                   Vice President and Corporate
                                                   Secretary


Sworn to and subscribed before me
the day and year aforesaid.

/s/ Dian Gunderman
-------------------------------------
Dian Gunderman
Notary Public of Iowa

My commission expires: April 21, 2003